Exhibit 99.1

EyeGate Enters Into Agreement for $8.0 Million Private Placement

WALTHAM, MA, January 06, 2021 – EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG), (“EyeGate” or the “Company”), a clinical-stage company developing and commercializing products for treating inflammatory and immune diseases with a focus on the eye and nervous system, today announced that it has entered into a securities purchase agreement in connection with a private placement (the “Private Placement”) with an affiliate of Armistice Capital, LLC (“Armistice”) for aggregate gross proceeds of approximately $8.0 million. The Private Placement is expected to close on or about January 6, 2021, subject to the satisfaction of customary closing conditions.

In accordance with the Purchase Agreement, the Company will issue to Armistice an aggregate of (i) 1,531,101 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 1,531,101 shares of Common Stock, with a combined purchase price $5.225 per Share and Warrant.

The Warrants have an exercise price of $5.225 per share, will become exercisable six months following the closing, and have a five-year term.

The Company expects to use the net proceeds from the Private Placement to support its operations, including for clinical trials, working capital and other general corporate purposes.

The securities to be issued and sold in the Private placement will not, upon issuance, be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the Shares and the Common Stock issuable upon exercise of the warrants described above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyeGate

EyeGate is a clinical-stage pharmaceutical company developing and commercializing products for treating inflammatory and immune diseases with a focus on the eye and nervous system. PP-001, EyeGate’s lead clinical-stage drug product, is a next-generation, non-steroidal, immuno-modulatory and small-molecule inhibitor of Dihydroorotate Dehydrogenase (“DHODH”) with best-in-class picomolar potency and a validated immune modulating mechanism designed to overcome the off-target side effects and safety issues associated with DHODH inhibitors. PP-001 has been developed in two clinical-stage ophthalmic formulations; PaniJect, an intravitreal injection for inflammatory diseases of the eye including posterior uveitis, and PaniDrop, a novel nano carrier technology eye drop for ocular surface diseases such as viral conjunctivitis and dry eye disease. Intravenous and oral formulations are also in development for conditions outside the ocular space. In addition, EyeGate is developing Ocular Bandage Gel (“OBG”), a modified form of the natural polymer hyaluronic acid, designed to protect the ocular surface to permit re-epithelialization of the cornea and improve ocular surface integrity. OBG, with unique properties that help hydrate and protect the ocular surface, is in clinical evaluation for patients undergoing photorefractive keratectomy (“PRK”) surgery for corneal wound repair after refractive surgery and patients with punctate epitheliopathies (“PE”) as a result of dry eye. For more information, please visit www.EyeGatePharma.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s PP-001 and OBG products, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 4, 2020 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Corey Davis, Ph.D.

LifeSci Advisors

(646) 465-1138

cdavis@lifesciadvisors.com

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